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                                                                    Exhibit 21.1

                                SUBSIDIARIES OF
                       EXTENDICARE HEALTH SERVICES, INC.

                                                                 Jurisdiction of
Name                                                              Incorporation
----                                                             ---------------
Adult Services Unlimited, Inc................................... Pennsylvania
Alternacare Plus Enterprises, Inc............................... Ohio
Arbor Health Care Company....................................... Delaware
Arbors East, Inc................................................ Ohio
Arbors at Ft. Wayne, Inc........................................ Indiana
Arbors at Toledo, Inc........................................... Ohio
Bay Geriatric Pharmacy, Inc..................................... Florida
BCI Dissolution Corp............................................ Pennsylvania
CSI Software, Inc............................................... Massachusetts
Conves-Care, Inc................................................ Washington
Coventry Care, Inc.............................................. Pennsylvania
Coventry Care Development, Inc.................................. Pennsylvania
Dreshco, Inc.................................................... Pennsylvania
Edgewood Nursing Center, Inc.................................... Pennsylvania
Elder Crest, Inc................................................ Pennsylvania
Extendicare Great Trail, Inc.................................... Delaware
Extendicare Health Facilities, Inc.............................. Wisconsin
Extendicare Health Facility Holdings, Inc....................... Delaware
Extendicare Homes, Inc.......................................... Delaware
Extendicare of Indiana, Inc..................................... Delaware
Fir Lane Terrace Convalescent Center, Inc....................... Washington
Haven Crest, Inc................................................ Pennsylvania
Health Poconis, Inc............................................. Pennsylvania
Home Care Pharmacy, Inc. of Florida............................. Florida
Marshall Properties, Inc........................................ Ohio
Meadow Crest, Inc............................................... Pennsylvania
Northern Health Facilities, Inc................................. Delaware
Oak Hill Home of Rest and Care, Inc............................. Pennsylvania
Poly-Stat Computer Applications, Inc............................ Ohio
Poly-Stat Supply Corporation.................................... Ohio
Q.D. Pharmacy, Inc.............................................. Michigan
The Druggist, Inc............................................... Ohio
The Progressive Step Corporation................................ Wisconsin
Union Prescription Centers of Michigan, Inc..................... Michigan
United Professional Companies, Inc.............................. Delaware
United Professional Services, Inc............................... Wisconsin
United Rehabilitation Services, Inc............................. Wisconsin
Waltham Corp.................................................... Pennsylvania
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